Exhibit 10.1

Convertible Note Extension Agreement

This Convertible Note Extension Agreement (“Extension”) is entered into as of July 15, 2022 (the “Effective Date”), by and between Orgenesis Inc. (“Borrower”) and J Ezra Merkin (“Lender”). Borrower and Lender may each be referred to herein as a “Party,” and collectively as the “Parties”

WHEREAS: Lender and Borrower are parties to that certain Convertible Note, dated June 6, 2019 (“CN”) for the subscription amount of US$ 1,950,000 attached hereto as Exhibit A; and

WHEREAS: Lender and Borrower wish to revise the terms of the CN in accordance with the terms herein;

NOW THEREFORE, the Parties hereby agree as follows:

1.	Initial $500,000 Repayment

1.1       Borrower agrees to make an initial $500,000 repayment to the Lender under the CN on or prior to August 15, 2022.

1.2       The repayment will first pay any accrued but unpaid interest and the remainder will be applied to unpaid principle.

1.3       If this repayment is not paid on August 15, 2022, the Borrower will be in default under the CN.

2	Interest Rate and Default Interest Rate

2.1       Commencing as of June 5, 2022, interest shall accrue on the unconverted and then outstanding Principal Amount at the rate of 8% per annum (“Interest Rate”).

2.2       If an Event of Default has occurred, interest on the unconverted and then outstanding Principal Amount shall instead accrue on at the rate of 15% per annum (“Default Interest Rate”).

3	Maturity Date Extension

3.1       The Maturity Date under the CN shall be extended to September 10, 2022 (the “Maturity Date”).

3.2       In exchange for the extension to the Maturity Date, the Borrower will grant the Lender options to purchase up to 330,000 shares of Common Stock of the Borrower which is exercisable for three years, at an exercise price of $4.50 per share.

4	GENERAL PROVISIONS.

4.1	The Agreement is hereby amended only to the extent necessary to give full effect to this Extension. Unless expressly specified herein, all other terms and conditions specified in the Agreement shall apply and shall remain in full force and effect. Capitalized terms used not defined herein shall have the meaning ascribed to them in the CN. In the event of any conflict between the terms of this Extension and the terms of the CN, the terms of this Extension shall control.

4.2	This Extension may be executed in any number of counterparts, including in facsimile and scanned format, each of which shall be deemed an original and enforceable against the Party actually executing such counterpart and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Extension to Convertible Note Agreement as of the date first above written.

THE LENDER:

/s/ Ezra Merkin

J Ezra Merkin

ORGENESIS INC.

By:	/s/ Vered Caplan

Name:	Vered Caplan
Title:	Chief Executive Officer
Address:	20271 Goldenrod Lane
Germantown, Maryland, 20776 USA

[Signature page to the Extension to Convertible Note Agreement between Orgenesis Inc. and Ezra Merkin]

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Exhibit A - Convertible Note

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